UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

--------------------------------------------------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 9, 2006

TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11432 Lackland Road

St. Louis, Missouri 63146

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (314) 214-7000

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[	]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01. Regulation FD Disclosure

TALX Corporation (the “Company”) announced today that, in light of recent market conditions and other factors, it repurchased 177,400 shares of its common stock during the past two days. As previously announced, in May 2005, the Company’s board of directors approved the repurchase of up to 3,000,000 shares of TALX common stock during the 36-month period ending May 9, 2008, as adjusted for stock splits, of which 234,100 have been repurchased. The Company does not expect to announce future repurchases, if any, on a current basis, except as required in its periodic reports filed with the SEC.

Under the stock repurchase plan, TALX may conduct its purchases in the open market at the then-prevailing market price, or in private or negotiated transactions. Subject to limitations, including those found in TALX's loan agreement, shares may be repurchased from time to time based on prevailing market factors, share price and other factors. The plan also provides that the number of shares of TALX common stock subject to repurchase shall be adjusted in the event of any change in the number of shares of outstanding TALX common stock by reason of stock dividends or stock splits, or the like.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALX CORPORATION

Date: June 9, 2006	By:	/s/ L. Keith Graves
L. Keith Graves Senior Vice President and Chief Financial Officer